UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2018
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
(Exact name of registrants as specified in its charter)
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Texas
Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Ross Avenue, Suite 3600 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 698-7893
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2018, Eduardo Espinosa, as trustee ("Trustee") of Life Partners Position Holder Trust ("Position Holder Trust") and as manager ("Manager") of Life Partners IRA Holder Partnership, LLC ("IRA Partnership" or "Partnership"), appointed and the Governing Trust Board (the "Board") of the Position Holder Trust approved the appointment of Wayne Williams as the Chief Financial Officer (principal financial officer and principal accounting officer) of the Position Holder Trust and Partnership, effective September 10, 2018, through the Position Holder Trust’s and Partnership’s consulting relationship with Armanino LLP, an audit, tax, consulting and business management firm (“Armanino”). Mr. Williams’ professional effort and focus will be concentrated on the Position Holder Trust and Partnership; however, he will continue to be employed by Armanino. Mr. Espinosa will continue to serve as the principal executive officer of the Position Holder Trust and Partnership.

Mr. Williams, age 47, has over 25 years of financial and audit experience for public and private clients. Armanino LLP is the largest independent accounting and consulting firm based in California and one of the largest firms in the United States. Armanino provides an integrated set of audit, tax, consulting, business management and technology solutions to companies in the U.S. and globally. Armanino extends its global services to more than 100 countries through its membership in Moore Stephens International Limited—one of the world's major accounting and consulting membership organizations. Since 2014, Mr. Williams served as the founder and partner of Geaux Enterprises, LLC, a company providing accounting and business consulting services including accounting, internal audit, initial public offering readiness, buy side due diligence, post-merger integration, strategic planning and business optimization to middle market companies. Additionally, since 2014, Mr. Williams collaborated with the founder of Fuel Group Holdings, LLC as the Executive Vice President-Chief Financial Officer to create a virtual fuel distribution company. From 2010 to 2014, Mr. Williams was a Partner at Crowe Horwath, LLP and served as the Partner-In-Charge of the Audit for the Dallas, Texas office. From 2006 to 2010, Mr. Williams was a Partner at BDO USA, LLP (“BDO”) in Dallas, Texas. From 2003 to 2006, Mr. Williams was a Senior Manager for BDO. From 2002 to 2003, Mr. Williams served as the Director Financial Reporting for Safety-Kleen, establishing and operating the financial reporting department of a $1 billion dollar company. From 1998 to 2002, Mr. Williams served as Senior Manager/Manager at PricewaterhouseCoopers, LLP (“PWC”). From 1993 to 1998, Mr. Williams served as Senior Associate/Associate at PWC. Mr. Williams received his Bachelor of Science in Management, with a specialization in accounting from Tulane University.

The Position Holder Trust and the IRA Partnership engaged Armanino pursuant to that certain engagement letter with Travis Wolff, dated December 21, 2016. Armanino acquired Travis Wolfe effective January 1, 2017. The Position Holder Trust and the IRA Partnership renewed Armanino’s engagement by letter agreement dated January 22, 2018. Armanino will provide the Position Holder Trust and the Partnership with the services of Mr. Williams for consideration of $400 per hour. The agreement among the Position Holder Trust, IRA Partnership and Armanino may be terminated by any of the parties at any time upon 30 days written notice to the other parties. There are no related party transactions between the Position Holder Trust or the IRA Partnership and Mr. Williams. There are no family relationships between the Position Holder Trust or the IRA Partnership and Mr. Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: September 14, 2018	By:	/s/ Eduardo S. Espinosa
Eduardo S. Espinosa
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: September 14, 2018	By:	/s/ Eduardo S. Espinosa
Eduardo S. Espinosa
Manager